Exhibit 10.29.4

Amendment to Performance Share Unit Award Agreement

This Amendment to Performance Share Unit Award Agreement (the “Amendment”) is entered into as of this   day of December, 2025, by and between Middlefield Banc Corp., an Ohio corporation ( “Middlefield”) and _____ (the “Participant”). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them by the Middlefield Banc Corp. 2017 Omnibus Equity Plan (the “Plan”).

Whereas, pursuant to the Performance Share Unit Award Agreement, dated as of August 6, 2024 (the “Agreement”), by and between Middlefield and Participant, Participant received a grant of _______ performance share units (the “PSUs”),

Whereas, Section 3 of the Agreement provides that the number of PSUs which are earned over the three-year period ending December 31, 2026 (the “Performance Period”) will be based on achieved performance against the Performance Goals set forth in the Appendix to the Agreement,

Whereas, Section 4 of the Agreement provides that Participant must be continuously employed during the entire Performance Period and up to the Payment Date during the period within sixty (60) days after the end of the Performance Period (the “Payment Date”) to vest in any earned PSUs and to be eligible for a payout of the Participant’s earned PSUs, if any,

Whereas, Section 1.5(a) of the Agreement and Plan of Merger by and between Middlefield and Farmers National Banc Corp. (“Farmers”), dated as of October 22, 2025 (the “Merger Agreement”), provides that prior to the effective time of the merger of Middlefield with and into Farmers, all outstanding share awards pursuant to a share award agreement granted in accordance with the Plan shall be fully earned and vested and, with respect to any plan share awards subject to performance-based vesting conditions, with performance goals deemed achieved based on the maximum performance level,

Whereas, Middlefield has received the consent of Farmers pursuant to Section 5.2(i) of the Merger Agreement to accelerate the vesting of the PSUs so that Participant will become owner of and vested in a portion of the PSUs, with performance goals deemed achieved based on the maximum performance level on or before December 31, 2025,

Whereas, as of the date hereof, no PSUs have vested under the Agreement,

Whereas, Section 4.1 of the Plan provides that the Compensation Committee of Middlefield’s board of directors shall have complete discretion to make all decisions necessary or advisable for the administration and interpretation of the Plan and that actions of the Compensation Committee shall be final, binding, and conclusive for all purposes and upon all persons, and

WHEREAS, the Compensation Committee wishes to waive the service and performance conditions of the Agreement and to amend the Agreement to accelerate the vesting of the PSUs so that Participant will become owner of and vested in a maximum award of PSUs, with performance goals deemed achieved based on the maximum performance level, on or before December 31, 2025.

NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Middlefield and the Participant hereby agree as follows.

1. Amendment. Upon execution by Participant of this Amendment, Participant shall become owner of and vested in      shares of Middlefield common stock.

2. The Vesting of the PSUs is Subject to Tax Withholding. The vesting of the PSUs pursuant to this Amendment shall be subject to federal, state, and local withholding tax requirements. Participant may elect to reimburse Middlefield for all tax withholding obligations through one or more of the methods set forth in Section 15.4(c) of the Plan.

3. Other Terms Are Not Affected by this Amendment. Except as amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of will be deemed an original, but all of which taken together will constitute one and the same document.

IN WITNESS WHEREOF, the undersigned Participant and Middlefield have executed this Amendment to Performance Share Unit Award Agreement as of the date first written above.

PARTICIPANT	MIDDLEFIELD BANC CORP.

By:
Michael C. Voinovich
Chairman, Compensation Committee

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